EXHIBIT 21                            58

                     Subsidiaries of the Registrant

     The following are subsidiaries of the Registrant as of December 31, 1998 and the jurisdiction in which each is organized. Each of the subsidiaries conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries either individually or in the aggregate would not constitute a significant subsidiary.
                                                         State or
                                                         Country of
Subsidiary                                               Organization
----------                                               ------------
Subsidiary of the Registrant:
     CDI Corporation (a)                                 Pennsylvania

Subsidiaries of CDI Corporation:
     CDI-Anders Glaser Wills Limited (b)                 United Kingdom
     CDI Engineering Group, Inc.                         Delaware
     CDI Holdings (UK) Limited                           United Kingdom
     CDI Marine Company                                  Florida
     CDI Telecommunications, Inc.                        Pennsylvania
     The M&T Company                                     Pennsylvania
     Management Recruiters International, Inc. (c)       Delaware
     Modern Engineering, Inc.                            Michigan
     Todays Staffing, Inc. (d)                           Pennsylvania
     1175748 Ontario Limited                             Canada

Subsidiary of CDI Engineering Group, Inc.:
     The Herzog-Hart Group, Inc.                         Delaware

Subsidiaries of The Herzog-Hart Group, Inc.:
     Herzog-Hart Corp.                                   Massachusetts
     Herzog-Hart Limited                                 United Kingdom

Subsidiary of CDI Holdings (UK) Limited:
     Harvard Associates Limited                          United Kingdom

Subsidiary of CDI Marine Company:
     Band Lavis & Associates, Inc.                       Delaware

Subsidiaries of Management Recruiters International, Inc.:
     InterExec, Inc. (e)                                 Ohio
     Management Recruiters of Cuernevaca, Inc.           Ohio

Subsidiary of Modern Engineering, Inc.:
     Modern Engineering (Deutschland) GmbH               Germany

Subsidiaries of Todays Staffing, Inc.:
     Todays Staffing, Ltd.                               Canada
     Todays Legal Staffing, Inc.                         Pennsylvania

Subsidiary of 1175748 Ontario Limited:
     CDI Technical Services, Ltd. (f)                    Canada


                                                                     59


(a) CDI Corporation also conducts its business using the trade names of CDI Technical Services, CDI Information Technology Services, CDI CAD Services, CDI Information Services, CDI Managed CADD Services, CDI Managed Information Services and CDI Managed Staffing Services.
(b) CDI-Anders Glaser Wills Limited also conducts its business using the trade name of CDI Technical Services.
(c) Management Recruiters International, Inc. also conducts its business using the trade names of Sales Consultants, Office Mates 5, CompuSearch and ConferView.
(d) Todays Staffing, Inc. also conducts its business using the trade names Todays Legal Staffing, Todays Financial Staffing and Todays Office Staffing.
(e) InterExec, Inc. also conducts its business using the trade names of DayStar and Sales Staffers.
(f) CDI Technical Services Ltd. also conducts its business using the trade name of CDI Information Services.